Exhibit 99.1
Hercules Offshore Announces Fourth Quarter and Full Year 2010 Results
HOUSTON, March 9, 2011 — Hercules Offshore, Inc. (Nasdaq: HERO) today reported a loss from continuing operations of $84.6 million, or $0.74 per diluted share, on revenue of $172.3 million for the fourth quarter 2010, compared with a loss from continuing operations of $26.9 million, or $0.23 per diluted share, on revenue of $176.4 million for the fourth quarter 2009. Fourth quarter 2010 includes a non-cash impairment charge on property and equipment of $125.1 million. On an after tax basis, this adjustment approximated $81.3 million, or $0.71 per diluted share.
When adjusting for the impairment charge outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, the Company reported a loss from continuing operations of $3.3 million, or $0.03 per diluted share for the fourth quarter 2010, compared to a loss of $25.8 million, or $0.23 per diluted share for the fourth quarter 2009.
For the twelve month period ended December 31, 2010, the Company reported a loss from continuing operations of $134.6 million, or $1.17 per diluted share, on revenue of $657.5 million, versus a loss from continuing operations of $90.1 million or $0.93 per share on revenue of $742.9 million for the twelve month period ended December 31, 2009. When adjusting for certain items outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, the Company reported a loss from continuing operations of $53.3 million, or $0.46 per diluted share, for the twelve month period ended December 31, 2010, compared to $75.2 million, or $0.77 per diluted share, for the twelve month period ended December 31, 2009.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore, stated, “Last year presented a number of significant challenges for our company and the entire drilling industry that stemmed from the Macondo incident, followed by the ensuing regulatory uncertainties that still plague our business today. In spite of these difficulties, our employees pulled together to maintain the quality of our service and improve our safety performance. During the fourth quarter of 2010 we generated positive operating income, on an adjusted basis, for the first time since the second quarter of 2009. These are significant accomplishments under the current market conditions and I am very proud of the entire Hercules team for their perseverance and professionalism in an extremely difficult environment.”
“As we begin 2011, the Board of Directors and our management team have been very proactive in positioning Hercules Offshore for the long term, starting with our investment in Discovery Offshore, and more recently, with our agreement to acquire the assets of Seahawk Drilling, Inc. (OTC: HAWKQ.PK). In addition to the strategic rationale and operational flexibility that both opportunities provide, we have also structured these transactions in such a way that limits our risk and keeps us within our financial capacity. The recent amendment to our credit facility adds to our financial flexibility going forward, further enhancing our future prospects.”
Offshore
Revenue generated from Domestic Offshore for the fourth quarter 2010 increased to $35.9 million from $25.8 million in the same period of 2009 as a result of improvement in dayrates and utilization year over year. Average revenue per rig per day increased to $40,112 compared to $37,799 for the fourth quarter 2009. Operating days increased by 31% to 895 in the fourth quarter 2010 from 682 for the fourth quarter 2009, resulting in average utilization of 88.4% versus 67.4% in the respective period. Operating expenses declined to $32.6 million in the fourth quarter 2010 compared to $43.8 million in the fourth quarter 2009. Domestic Offshore recorded an operating loss of $99.7 million for the fourth quarter 2010, which includes a non-cash impairment charge of $84.7 million, versus an operating loss of $34.5 million in the same period of 2009.

During the fourth quarter 2010, International Offshore generated revenue of $70.2 million in the fourth quarter 2010, down from $98.5 million in the comparable 2009 period, due to a 32% decline in operating days to 508 from 749 in the same periods, respectively. This decrease is primarily due to the mobilization of the Hercules 205 and Hercules 206 from Mexico to the U.S. Gulf of Mexico, idle time incurred on the Hercules 185 in Angola during the fourth quarter 2010, and downtime incurred for repairs on the Hercules 261 in Saudi Arabia. Average revenue per rig per day increased to $138,094 in the fourth quarter 2010 from $131,571 in the fourth quarter 2009. Average operating expense per rig per day decreased to $38,727 from $44,101 in the fourth quarter periods of 2010 and 2009, respectively. International Offshore recorded an operating loss of $16.7 million for the fourth quarter 2010, which includes a non-cash impairment charge of $38.0 million, versus operating income of $11.2 million in the fourth quarter 2009.
Inland
During the fourth quarter 2010, Inland generated revenue of $6.2 million compared to revenue of $4.3 million in the comparable quarter of 2009 as a result of an increase in average revenue per rig per day to $27,515 from $18,346 in the same periods, respectively. Utilization declined modestly to 82.2% in the fourth quarter 2010 from 85.9% in the fourth quarter 2009. Fourth quarter 2010 operating expenses decreased to $7.3 million compared with fourth quarter 2009 operating expenses of $8.0 million. Inland recorded an operating loss of $6.2 million in the fourth quarter 2010 versus an operating loss of $11.9 million in the respective 2009 period.
Liftboats
Domestic Liftboats generated revenue of $16.8 million in the fourth quarter 2010 compared to $14.8 million in the fourth quarter 2009. Average revenue per liftboat per day increased to $7,591 in the fourth quarter 2010 from $6,780 in the respective period of 2009. Fourth quarter utilization was essentially flat at 63.2% and 62.5% in 2010 and 2009, respectively. Domestic Liftboats recorded operating income of $2.2 million in the fourth quarter 2010 compared with $353,000 in the fourth quarter 2009.
International Liftboats revenue increased by 33% to $35.7 million in the fourth quarter 2010 compared to $26.8 million in the fourth quarter 2009. Average revenue per liftboat per day increased to $23,738 from $21,972 in the fourth quarters of 2010 and 2009, respectively. Operating days increased by 23% to 1,504 in the fourth quarter 2010 from 1,221 in the same period of 2009, primarily as a result of a full quarter of activity from four liftboats transferred to the International segment in late 2009. Average operating expense per liftboat per day decreased to $6,413 from $8,582 in the fourth quarter periods of 2010 and 2009, respectively, primarily due to expenses related to the mobilization of the four liftboats in the fourth quarter of 2009. International Liftboats generated operating income of $16.0 million in the fourth quarter 2010, a marked increase from $4.6 million in the same period of 2009.
Liquidity and Capitalization
At December 31, 2010, the Company had unrestricted cash and cash equivalents totaling $136.7 million and unused capacity of approximately $163.5 million under its revolving credit facility. As of December 31, 2010, the Company’s balance sheet reflects total debt of $858.1 million.
Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted loss from continuing operations figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, income (loss) from continuing operations, operating income (loss), cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Operating Loss, Loss From Continuing Operations and Diluted Loss per Share from Continuing Operations.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CST (11:00 a.m. EST) on March 9, 2011, to discuss its fourth quarter and full year 2010 financial results. To participate in the call, dial 800-561-2718 (domestic) or 617-614-3525 (international) and reference access code 81372577 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on March 9, 2011, beginning at 1:00 p.m. CST (2:00 p.m. EST), through March 16, 2011. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international). The access code is 26264256. Additionally, the recorded conference call will be accessible through our website at http://www.herculesoffshore.com for 7 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 30 jackup rigs, 17 barge rigs, 65 liftboats, three submersible rigs, one platform rig and a fleet of marine support vessels. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world.
For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at http://www.sec.gov or the Company’s website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:
Son P. Vann, CFA
Director, Investor Relations and Finance
713-350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$136,666	$140,828
Restricted Cash	11,128	3,658
Accounts Receivable, Net	143,796	133,662
Prepaids	17,142	13,706
Current Deferred Tax Asset	8,488	22,885
Other	11,794	6,675

	329,014	321,414

Property and Equipment, Net	1,634,542	1,923,603
Other Assets, Net	31,753	32,459

	$1,995,309	$2,277,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$4,924	$4,952
Insurance Notes Payable	5,984	5,484
Accounts Payable	52,279	51,868
Accrued Liabilities	59,861	67,773
Interest Payable	6,974	6,624
Taxes Payable	—	5,671
Other Current Liabilities	16,716	34,229

	146,738	176,601

Long-term Debt, Net of Current Portion	853,166	856,755
Other Liabilities	6,716	19,809
Deferred Income Taxes	135,557	245,799

Commitments and Contingencies

Stockholders’ Equity	853,132	978,512

	$1,995,309	$2,277,476

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$172,252	$176,407	$657,480	$742,851

Costs and Expenses:
Operating Expenses	102,743	125,437	428,930	514,136
Impairment of Property and Equipment	125,136	—	125,136	26,882
Depreciation and Amortization	46,425	49,682	191,183	201,421
General and Administrative	15,778	44,002	57,391	92,558

	290,082	219,121	802,640	834,997

Operating Loss	(117,830)	(42,714)	(145,160)	(92,146)

Other Income (Expense):
Interest Expense	(18,559)	(23,505)	(82,941)	(77,986)
Expense of Credit Agreement Fees	—	—	—	(15,073)
Gain (Loss) on Early Retirement of Debt, Net	—	(1,590)	—	12,157
Other, Net	735	1,207	3,885	3,967

Loss Before Income Taxes	(135,654)	(66,602)	(224,216)	(169,081)
Income Tax Benefit	51,061	39,721	89,622	78,932

Loss from Continuing Operations	(84,593)	(26,881)	(134,594)	(90,149)
Income (Loss) from Discontinued Operation, Net of Taxes	—	380	—	(1,585)

Net Loss	$(84,593)	$(26,501)	$(134,594)	$(91,734)

Basic Loss Per Share:
Loss from Continuing Operations	$(0.74)	$(0.23)	$(1.17)	$(0.93)
Income (Loss) from Discontinued Operation	—	—	—	(0.01)

Net Loss	$(0.74)	$(0.23)	$(1.17)	$(0.94)

Diluted Loss Per Share:
Loss from Continuing Operations	$(0.74)	$(0.23)	$(1.17)	$(0.93)
Income (Loss) from Discontinued Operation	—	—	—	(0.01)

Net Loss	$(0.74)	$(0.23)	$(1.17)	$(0.94)

Weighted Average Shares Outstanding:
Basic	114,784	114,564	114,753	97,114
Diluted	114,784	114,564	114,753	97,114

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2010	2009
	(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$(134,594)	$(91,734)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	191,183	201,421
Stock-Based Compensation Expense	4,431	8,257
Deferred Income Taxes	(98,468)	(89,295)
Provision for Doubtful Accounts Receivable	182	32,912
Amortization of Deferred Financing Fees	3,302	3,594
Amortization of Original Issue Discount	4,078	4,120
Non-Cash Loss on Derivatives	—	1,429
Gain on Insurance Settlement	—	(8,700)
Gain on Disposal of Assets	(14,345)	(970)
Expense of Credit Agreement Fees	—	15,073
Gain on Early Retirement of Debt, Net	—	(12,157)
Impairment of Property and Equipment	125,136	26,882
Excess Tax Benefits from Stock-Based Arrangements	(401)	(5,629)
Net Change in Operating Assets and Liabilities	(56,084)	52,658

Net Cash Provided by Operating Activities	24,420	137,861

Cash Flows from Investing Activities:
Additions of Property and Equipment	(22,018)	(76,141)
Deferred Drydocking Expenditures	(15,040)	(15,646)
Insurance Proceeds Received	—	9,168
Proceeds from Sale of Assets, Net	23,222	25,767
Increase in Restricted Cash	(7,470)	(3,658)

Net Cash Used in Investing Activities	(21,306)	(60,510)

Cash Flows from Financing Activities:
Short-term Debt Repayments	—	(2,455)
Long-term Debt Borrowings	—	292,149
Long-term Debt Repayments	(7,695)	(403,648)
Redemption of 3.375% Convertible Senior Notes	—	(6,099)
Common Stock Issuance	—	89,600
Excess Tax Benefits from Stock-Based Arrangements	401	5,629
Payment of Debt Issuance Costs	—	(18,143)
Other	18	(11)

Net Cash Used in Financing Activities	(7,276)	(42,978)

Net Increase (Decrease) in Cash and Cash Equivalents	(4,162)	34,373

Cash and Cash Equivalents at Beginning of Period	140,828	106,455

Cash and Cash Equivalents at End of Period	$136,666	$140,828

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Domestic Offshore:
Number of rigs (as of end of period)	25	24	25	24
Revenue	$35,900	$25,779	$124,063	$140,889
Operating expenses	32,633	43,838	147,715	175,473
Impairment of property and equipment	84,744	—	84,744	—
Depreciation and amortization expense	17,349	15,525	68,335	60,775
General and administrative expenses	856	901	5,663	6,496

Operating loss	$(99,682)	$(34,485)	$(182,394)	$(101,855)

International Offshore:
Number of rigs (as of end of period)	9	10	9	10
Revenue	$70,152	$98,547	$291,516	$393,797
Operating expenses	32,066	41,940	130,460	169,418
Impairment of property and equipment	37,973	—	37,973	26,882
Depreciation and amortization expense	14,467	15,106	58,275	63,808
General and administrative expenses	2,384	30,312	7,930	35,694

Operating income (loss)	$(16,738)	$11,189	$56,878	$97,995

Inland:
Number of barges (as of end of period)	17	17	17	17
Revenue	$6,246	$4,348	$21,922	$19,794
Operating expenses	7,343	8,030	27,702	44,593
Depreciation and amortization expense	4,780	8,023	23,516	32,465
General and administrative expenses	336	243	(1,420)	1,831

Operating loss	$(6,213)	$(11,948)	$(27,876)	$(59,095)

Domestic Liftboats:
Number of liftboats (as of end of period)	41	41	41	41
Revenue	$16,760	$14,822	$70,710	$75,584
Operating expenses	10,592	9,461	42,073	48,738
Depreciation and amortization expense	3,516	4,423	14,698	20,267
General and administrative expenses	414	585	1,850	2,039

Operating income	$2,238	$353	$12,089	$4,540

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
International Liftboats:
Number of liftboats (as of end of period)	24	24	24	24
Revenue	$35,702	$26,828	$116,616	$88,537
Operating expenses	13,569	16,563	55,879	48,240
Depreciation and amortization expense	4,453	4,208	17,711	12,880
General and administrative expenses	1,696	1,442	5,815	4,990

Operating income	$15,984	$4,615	$37,211	$22,427

Delta Towing:
Revenue	$7,492	$6,083	$32,653	$24,250
Operating expenses	6,540	5,605	25,101	27,674
Impairment of property and equipment	2,419	—	2,419	—
Depreciation and amortization expense	1,095	1,599	5,471	7,917
General and administrative expenses	377	312	1,395	1,336

Operating loss	$(2,939)	$(1,433)	$(1,733)	$(12,677)

Total Company:
Revenue	$172,252	$176,407	$657,480	$742,851
Operating expenses	102,743	125,437	428,930	514,136
Impairment of property and equipment	125,136	—	125,136	26,882
Depreciation and amortization	46,425	49,682	191,183	201,421
General and administrative	15,778	44,002	57,391	92,558

Operating loss	(117,830)	(42,714)	(145,160)	(92,146)
Interest expense	(18,559)	(23,505)	(82,941)	(77,986)
Expense of credit agreement fees	—	—	—	(15,073)
Gain (loss) on early retirement of debt, net	—	(1,590)	—	12,157
Other, net	735	1,207	3,885	3,967

Loss before income taxes	(135,654)	(66,602)	(224,216)	(169,081)
Income tax benefit	51,061	39,721	89,622	78,932

Loss from continuing operations	(84,593)	(26,881)	(134,594)	(90,149)
Income (loss) from discontinued operation, net of taxes	—	380	—	(1,585)

Net loss	$(84,593)	$(26,501)	$(134,594)	$(91,734)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended December 31, 2010
				Average Revenue per	Average Operating
	Operating Days	Available Days	Utilization (1)	Day (2)	Expense per Day (3)
Domestic Offshore	895	1,012	88.4%	$40,112	$32,246
International Offshore	508	828	61.4%	138,094	38,727
Inland	227	276	82.2%	27,515	26,605
Domestic Liftboats	2,208	3,496	63.2%	7,591	3,030
International Liftboats	1,504	2,116	71.1%	23,738	6,413

	Three Months Ended December 31, 2009
				Average Revenue per	Average Operating
	Operating Days	Available Days	Utilization (1)	Day (2)	Expense per Day (3)
Domestic Offshore	682	1,012	67.4%	$37,799	$43,318
International Offshore	749	951	78.8%	131,571	44,101
Inland	237	276	85.9%	18,346	29,094
Domestic Liftboats	2,186	3,496	62.5%	6,780	2,706
International Liftboats	1,221	1,930	63.3%	21,972	8,582

	Twelve Months Ended December 31, 2010
				Average Revenue per	Average Operating
	Operating Days	Available Days	Utilization (1)	Day (2)	Expense per Day (3)
Domestic Offshore	3,321	4,086	81.3%	$37,357	$36,151
International Offshore	2,106	3,344	63.0%	138,422	39,013
Inland	986	1,095	90.0%	22,233	25,299
Domestic Liftboats	9,641	13,870	69.5%	7,334	3,033
International Liftboats	5,100	8,546	59.7%	22,866	6,539

	Twelve Months Ended December 31, 2009
				Average Revenue per	Average Operating
	Operating Days	Available Days	Utilization (1)	Day (2)	Expense per Day (3)
Domestic Offshore	2,676	4,544	58.9%	$52,649	$38,616
International Offshore	3,100	3,714	83.5%	127,031	45,616
Inland	651	1,578	41.3%	30,406	28,259
Domestic Liftboats	9,535	14,804	64.4%	7,927	3,292
International Liftboats	4,293	7,209	59.6%	20,624	6,692

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold-stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period. Included in International Offshore revenue is a total of $3.7 million and $14.7 million related to amortization of deferred mobilization revenue for the three and twelve months ended December 31, 2010, respectively, and $3.9 million and $16.3 million for the three and twelve months ended December 31, 2009, respectively.

(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per day expenses we incur when they are under contract.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures we may present from time to time are operating income, income from continuing operations or diluted earnings per share excluding certain charges or amounts. These adjusted income amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and twelve months ended December 31, 2010 and 2009. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2010		2009		2010		2009
Operating Loss:
GAAP Operating Loss	$(117,830)		$(42,714)		$(145,160)		$(92,146)
Adjustment	125,136	(a)	—	(b)	125,136	(c)	26,882	(d)

Non-GAAP Operating Income (Loss)	$7,306		$(42,714)		$(20,024)		$(65,264)

Other Expense:
GAAP Other Expense	$(17,824)		$(23,888)		$(79,056)		$(76,935)
Adjustment	—	(a)	1,590	(b)	—	(c)	2,916	(d)

Non-GAAP Other Expense	$(17,824)		$(22,298)		$(79,056)		$(74,019)

Benefit for Income Taxes:
GAAP Benefit for Income Taxes	$51,061		$39,721		$89,622		$78,932
Tax Impact of Adjustment	(43,883	)(a)	(557	)(b)	(43,883	)(c)	(14,799	)(d)

Non-GAAP Benefit for Income Taxes	$7,178		$39,164		$45,739		$64,133

Loss from Continuing Operations:
GAAP Loss from Continuing Operations	$(84,593)		$(26,881)		$(134,594)		$(90,149)
Total Adjustment, Net of Tax	81,253	(a)	1,033	(b)	81,253	(c)	14,999	(d)

Non-GAAP Loss from Continuing Operations	$(3,340)		$(25,848)		$(53,341)		$(75,150)

Diluted Loss per Share from Continuing Operations:
GAAP Diluted Loss per Share from Continuing Operations	$(0.74)		$(0.23)		$(1.17)		$(0.93)
Adjustment per Share	0.71	(a)	—	(b)	0.71	(c)	0.16	(d)

Non-GAAP Diluted Loss per Share from Continuing Operations	$(0.03)		$(0.23)		$(0.46)		$(0.77)

(a)	This amount represents a non-cash charge of $125.1 million to reflect the impairment of property and equipment. On an after-tax basis, this adjustment approximated $81.3 million, or 71 cents per diluted share.

(b)	This amount represents a non-cash charge of $1.6 million related to the write-off of unamortized issuance cost in connection with the early retirement of a portion of our term loan facility. On an after-tax basis, this adjustment approximated $1.0 million, or zero cents per diluted share.

(c)	This amount represents a non-cash charge of $125.1 million to reflect the impairment of property and equipment. On an after-tax basis, this adjustment approximated $81.3 million, or 71 cents per diluted share.

(d)	These amounts represent (i) a non-cash charge of $26.9 million to reflect the impairment of the Hercules 110; (ii) a $10.7 million gain on the repurchase of $20.0 million aggregate principal amount of our 3.375% Convertible Senior Notes offset by the write-off of unamortized issuance cost of $0.4 million; (iii) a $4.4 million gain on the retirement of $45.8 million aggregate principal amount of our 3.375% Convertible Senior Notes in exchange for 7,755,440 of our common shares offset by the write-off of unamortized issuance cost of $1.0 million; (iv) a $10.8 million charge due to the write-off of previously deferred unamortized debt issuance costs in connection with the amendment of our Credit Agreement; (v) a $4.3 million charge related to certain fees paid to third-parties associated with the amendment of our Credit Agreement and (vi) a non-cash charge of $1.6 million related to the write-off of unamortized issuance cost in connection with the early retirement of a portion of our term loan facility. On an after-tax basis, these adjustments approximated $15.0 million, or 16 cents per diluted share.